J. W. BROWN (1911-1995)   BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS           ATTORNEYS AND COUNSELORS AT LAW     JOANN M. STRASSER
ROBERT S BROWN                   3500 CAREW TOWER            AARON A. VANDERLAAN
DONALD S. MENDELSOHN              441 VINE STREET            LAWRENCE A. ZEINNER
LYNNE SKILKEN                 CINCINNATI, OHIO 45202
AMY G. APPLEGATE             TELEPHONE (513) 381-2121             OF COUNSEL
KATHRYN KNUE PRZYWARA       TELECOPIER (513) 381-2125          GILBERT BETTMAN
MELANIE S. CORWIN                                                 (1918 - 2000)



                                                                October 31, 2000



AmeriPrime Funds
1793 Kingswood Drive, Suite 200
Southlake, Texas  76092

         Re: AmeriPrime Funds, File Nos. 33-96826 and 811-9096

Gentlemen:

     Legal opinions that we prepared were filed with Post-Effective Amendment No. 9, Post-Effective Amendment No. 29 and Post-Effective Amendment No. 41 (the "Legal Opinions") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinions into Post-Effective Amendment No. 46 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                                               Very truly yours,


                                                _______________/s/______________

                                              BROWN, CUMMINS & BROWN CO., L.P.A.

cc. Keith Gregory